UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2017, Royal Gold, Inc. (“Royal Gold” or “Company”) entered into a Revolving Facility Credit Agreement (“New Credit Agreement”), among Royal Gold as borrower, a wholly owned subsidiary of Royal Gold as guarantor, and the Bank of Nova Scotia (“BNS”), as administrative agent, and BNS, HSBC Bank USA, National Association (“HSBC”), Canadian Imperial Bank of Commerce (“CIBC”), Bank of America, N.A., Goldman Sachs Bank USA, The Bank of Montreal, National Bank Financial, and Royal Bank of Canada, as lenders. Other agents under the New Credit Facility include BNS, HSBC and CIBC as Co-Lead Arrangers and Joint Bookrunners, HSBC as Syndication Agent and CIBC as Documentation Agent.

The New Credit Facility provides Royal Gold with a five year, $1.0 billion revolving line of credit with an accordion of up to $250 million, which, subject to satisfaction of certain conditions and receipt of additional commitments from existing or new lenders, allows the Company to increase the aggregate commitments under the facility to $1.25 billion.

The New Credit Agreement replaces Royal Gold’s $650 million revolving credit facility under the Sixth Amended & Restated Revolving Credit Agreement, dated as of January 29, 2014 (as amended), among Royal Gold, as borrower, certain subsidiaries of Royal Gold, as guarantors, and HSBC, as agent, and HSBC, BNS, CIBC, Goldman and BofA, as lenders (“Prior Credit Facility”).

Royal Gold repaid the Prior Credit Facility using a combination of cash on hand (approximately $50 million) and a borrowing under the New Credit Facility (approximately $250 million), leaving $750 million of availability under the New Credit Facility.

Features of the New Credit Facility include: (1)  a $350 million increase in maximum aggregate commitments over the Prior Credit Facility from $650 million to $1.0 billion; (2)  a final maturity of June 2022 as compared to March 2021 under the Prior Credit Facility; (3) a $250 million accordion feature, which allows the Company to increase commitments under the facility, subject to satisfaction of certain conditions and receipt of additional commitments from existing or new lenders, to an aggregate commitment amount of up to $1.25 billion; (4) commitment fees on undrawn amounts ranging from 0.25% per annum to 0.55% per annum based on the Company’s leverage ratio (as defined therein); (5) an interest rate, as selected by the Company, based on the Company’s leverage ratio, which rates range from either (i) LIBOR + 1.25% per annum to LIBOR + 2.75% per annum or (ii) “base rate” plus an applicable margin of 0.25% per annum to 1.75% per annum, where “base rate” is equal to the greatest of (A) the applicable annual interest rate charged by BNS for U.S. Dollar loans, (B) the aggregate of the Federal Funds Effective Rate (as defined therein) plus 0.5% per annum and (C) LIBOR for an interest period of one month plus 1.0% per annum; (6)  a minimum interest coverage ratio (as defined therein) of 3.0 to 1.0, and (7) a maximum leverage ratio (as defined therein) of 3.5 to 1.0, increasing to 4.0 to 1.0 for two quarters following completion of a material permitted acquisition of $250 million or more (as further defined therein).

The obligations of Royal Gold under the New Credit Facility are secured by pledges of the Company’s direct and indirect subsidiaries representing a minimum of 85% of the Company’s consolidated total assets and consolidated total revenues.

The New Credit Agreement contains customary covenants limiting the ability of Royal Gold and its subsidiaries to, among other things, incur debt or liens, dispose of assets, enter into transactions with affiliates, make certain investments or consummate certain acquisitions, such as mergers. It also contains customary events of default (as defined therein). Upon the occurrence of an event of default (unless otherwise waived), the administrative agent, with the approval and instructions of at least the majority of the lenders (other than defaulting lenders (as defined therein)), may terminate the New Credit Facility and declare all indebtedness under the New Credit Agreement immediately due and payable.

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The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On June 2, 2017, the Company announced its entry into the New Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.

On June 2, 2017, the Company issued a press release regarding the Peak Gold joint venture, of which its Royal Alaska subsidiary is a party. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Revolving Facility Credit Agreement dated June 2, 2017, among Royal Gold, Inc., RG Mexico, Inc., the lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders.

10.2	Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
10.3	Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
10.4	Share Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
99.1	Press Release dated June 2, 2017 regarding the Company’s expansion of its Revolving Credit Facility and payment of $50 million of debt.
99.2	Press Release dated June 2, 2017 regarding the Peak Gold joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: June 6, 2017	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1

Revolving Facility Credit Agreement dated June 2, 2017, among Royal Gold, Inc., RG Mexico, Inc., the lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders.

10.2	Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
10.3	Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
10.4	Share Pledge Agreement by Royal Gold, Inc. in favor of The Bank of Nova Scotia dated June 2, 2017.
99.1	Press Release dated June 2, 2017 regarding the Company’s expansion of its Revolving Credit Facility and payment of $50 million of debt.
99.2	Press Release dated June 2, 2017 regarding the Peak Gold joint venture.

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